Exhibit 10.17

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 20, 2014 by and between Samsung Fine Chemicals Co., Ltd., a company organized under the laws of Korea (the “Purchaser”), and SunEdison Semiconductor Pte. Ltd., a company duly organized under the laws of Singapore which will be converted into a public company known as SunEdison Semiconductor Limited pursuant to Sections 31(2) and 31(3) of the Companies Act (Chapter 50) of Singapore (the “Conversion”) prior to the date of the Proposed IPO (the “Company”). For the avoidance of doubt, pursuant to Section 31(4) of the Companies Act (Chapter 50) of Singapore, the Conversion shall not affect the identity of SunEdison Semiconductor Pte. Ltd. or any rights or obligations of SunEdison Semiconductor Pte. Ltd. (including those under this Agreement) or render defective any legal proceedings by or against SunEdison Semiconductor Pte. Ltd. and all obligations of SunEdison Semiconductor Pte. Ltd. set out in this Agreement shall be performed by SunEdison Semiconductor Pte. Ltd. or (upon the Conversion) SunEdison Semiconductor Limited.

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder by the United States Securities and Exchange Commission (the “Commission”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Issued Shares as more fully described in this Agreement;

WHEREAS, contemporaneously with the Closing, the Parties will execute and deliver a registration rights agreement, substantially in the form attached hereto as EXHIBIT A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Issued Shares held by the Purchaser, respectively; and

WHEREAS, contemporaneously with the Closing, the Purchaser shall enter into a tag-along agreement, substantially in the form attached hereto as EXHIBIT B (the “Tag-Along Agreement”) with the Major Shareholder, pursuant to which, among other things, the Purchaser shall have certain rights to sell its Issued Shares, as the case may be, in case of a sale of the Ordinary Shares by the Major Shareholder on the terms and conditions set forth in the Tag-Along Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405, provided that SMP and its subsidiaries shall not be deemed to be Affiliates of the Purchaser nor the Company.

“Agreement” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Anti-bribery Law” means the United States Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, as amended, or any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental or Regulatory Authority.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York, Singapore or Korea are authorized or required by law or other governmental action to close.

“Change of Control” means (i) the sale of disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or “group” (as such term is defined in Section 13(d)(3) of the Exchange Act), (ii) any sale, recapitalization, reorganization or similar transaction by the Company that results in any Person or “group” (other than SunEdison, Inc.) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total capital stock of the Company; or (iii) any merger or consolidation of the Company into another Person.

“Closing” means the closing of the purchase and sale of the Issued Shares pursuant to Section 2.1.

“Closing Date” means the date on which the Closing actually occurs which will occur after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (except for those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) by the Party or Parties entitled to the benefits thereof of such conditions at such time).

“Commission” shall have the meaning ascribed to such term in the recitals of this Agreement.

“Company” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Company Board of Directors” means the board of directors of the Company.

“Company Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 250 Royall Street, Canton, Massachusetts 02021 and a facsimile number of +1 (732) 417-2932, and any successor transfer agent of the Company.

“Consent” means any consent, approval, authorization, novation, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental or Regulatory Authority.

“Conversion” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Disposition” shall have the meaning ascribed to such term in Section 5.14.

“Dispute” means any dispute, claim or controversy arising from or in connection with this Agreement, including the existence, breach, termination, invalidity, interpretation, enforcement and defense of this Agreement and the transactions contemplated hereby (whether brought against a Party hereto or its Representatives).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Tranche Issued Shares” means, to the extent the Issued Share Percentage would be equal to or greater than 20%, such number, to be determined in good faith by the Parties immediately after the pricing of the Proposed IPO, of the Issued Shares which would represent 19.9% of the Total Company Shares.

“First Tranche Issued Shares Price” means the product in US$ obtained by multiplying (a) the First Tranche Issued Shares by (b) the applicable public offering price in the Proposed IPO.

“Fundamental Representations” means the warranties set forth in the first sentence of Section 3.1(a) (Organization and Qualification), Section 3.1(b) (Authorization; Enforcement), Section 3.1(e) (Issuance of the Issued Shares), Section 1(f) (Capitalization) of the Underwriting Agreement as incorporated by reference under Section 3.1(f) hereto, and Section 3.2(a) (Organization; Authority).

“Governmental or Regulatory Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or a foreign nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, any self-regulatory organization or any other instrumentality of any jurisdiction in which a Person conducts business or operations.

“Indemnity Cap” shall have the meaning ascribed to such term in Section 4.3(a).

“Issued Shares” means that number of the Ordinary Shares equal to the quotient obtained by dividing (a) the Purchase Price by (b) the applicable public offering price in the Proposed IPO, rounded up to the closest whole number.

“Issued Shares Percentage” means the quotient in percentage obtained by dividing (a) the total number of the Issued Shares by (b) the total number of the Total Company Shares, to be determined in good faith by the Parties immediately after the pricing of the Proposed IPO.

“KFTC Approval” shall mean approval by the Korea Fair Trade Commission of the merger filing under the Monopoly Regulation and Fair Trade Act of Korea in connection with the sale and purchase of the Issued Shares contemplated herein.

“Knowledge of the Company,” “the Company’s Knowledge” and terms and phrases of similar import, whether or not capitalized, mean actual knowledge possessed by the executive officers, directors and general counsel of the Company.

“Knowledge of the Purchaser,” “the Purchaser’s Knowledge” and terms and phrases of similar import, whether or not capitalized, mean actual knowledge possessed by the executive officers, directors and general counsel of the Purchaser.

“Korea” means the Republic of Korea.

“KRW” means Korean Won, the currency of Korea.

“Law” means any order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, presidential decree, code, policy guidance, directive, decision, ruling, judgment, writ, injunction, decree, stipulation, determination or award promulgated, adopted, enacted, implemented, issued or otherwise put into effect by or under authority of any applicable Governmental or Regulatory Authority, including the Anti-bribery Law, the OFAC Sanction and the Money Laundering Law.

“Liens” means any mortgage, pledge, hypothecation, right of others, claim, charge, security interest, encumbrance, adverse claim or interest, easement, covenant, encroachment, servitude, option, lien, put or call right, right of first offer or refusal, preemptive right, voting right, restrictions on transfer or other restrictions or limitations of any nature whatsoever.

“Lock-Up Period” shall have the meaning ascribed to such term in Section 5.14.

“Losses” means any and all losses, liabilities, obligations, claims, contingencies, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Person may suffer or incur, but specifically excluding any consequential, special, incidental, indirect or punitive damages.

“Major Shareholder” means SunEdison, Inc., a corporation organized under the laws of the State of Delaware.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(a).

“Money Laundering Laws” means the money laundering laws and statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental or Regulatory Authority.

“OFAC Sanction” means any sanctions administered by the U.S. Department of the Treasury (including the Office of Foreign Assets Control), the U.S. Department of Commerce or the U.S. Department of State, or any similar sanctions imposed or administered by or based upon the obligations or authorities of Her Majesty’s Treasury, the European Union or the United Nations Security Council.

“Ordinary Shares” means the ordinary shares of the Company, no par value per share, and any other class of securities into which such ordinary shares may hereafter be reclassified or changed.

“Organizational Documents” means, with respect to any Person (other than an individual), the memorandum and articles of association, constitution, certificate of incorporation, articles of incorporation, bylaws, articles of organization, partnership agreement, limited liability company agreement, trust deed, formation agreement, joint venture agreement or other similar organizational documents of such Person (in each case, as amended through the date of this Agreement).

“Parties” or each, a “Party”, means the Company and the Purchaser who are parties to this Agreement.

“Paul Hastings” means Paul Hastings LLP with offices located at 33th floor, West Tower, Mirae Asset Center 1 Building, 26 Eulji-ro 5-gil, Jung-gu, Seoul 100-210, Korea.

“Person” means an individual or corporation, company, firm, general or limited partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company or Governmental or Regulatory Authority or other entity of any kind.

“Proceeding” means any action, arbitration, mediation, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, or investigative) commenced, brought, conducted or heard by or before, any Governmental or Regulatory Authority, arbitrator or private mediator.

“Proposed IPO” means the proposed initial public offering of the Ordinary Shares as disclosed in the Registration Statement on Form S-1 (File No. 333-191052) filed by the Company with the Commission on September 9, 2013, as amended.

“Purchase Price” means the lesser of (i) US$100,000,000 and (ii) the amount equal to the total offering amount of the primary shares issued and sold by the Company to the public in the Proposed IPO.

“Purchaser” shall have the meaning ascribed to such term in the preamble of this Agreement.

“Registration Rights Agreements” shall have the meaning ascribed to such term in the recitals of this Agreement.

“Representatives” means, with respect to any Person, such Person’s accountants, counsel, financial and other advisers, representatives, consultants, directors, officers, employees, shareholders, partners, members and agents.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the Commission.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Rule 501” means Rule 501 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“SEC Filings” means all documents filed by the Company with the Commission including, for the avoidance of doubt, the preliminary prospectus of the Company in connection with the IPO included in the Registration Statement on Form S-1 (File No. 333-191052) originally filed by the Company with the Commission on September 9, 2013, as amended through the date of this Agreement.

“Second Tranche Issued Shares” means, to the extent the Issued Share Percentage would be equal to or greater than 20%, the total number of the Issued Shares minus the total number of the First Tranche Issued Shares.

“Second Tranche Issued Shares Price” means the product in US$ obtained by multiplying (a) the Second Tranche Issued Shares by (b) the applicable public offering price in the Proposed IPO.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SMP” means SMP Ltd., a company organized under the laws of Korea.

“SunEdison Singapore” means SunEdison Singapore Pte. Ltd., a company organized under the laws of Singapore.

“Singapore” means the Republic of Singapore.

“Subsidiary” means each and all of the subsidiaries of the Company as set forth on Schedule 1.1 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Tag-Along Agreement” shall have the meaning ascribed to such term in the recitals of this Agreement.

“Third Party Indemnification Amount” shall have the meaning ascribed to such term in Section 4.3(d).

“Threshold Amount” shall have the meaning ascribed to such term in Section 4.3(a).

“Trading Market” means the NASDAQ Global Select Market.

“Total Company Shares” means that number of the Ordinary Shares to be issued and outstanding after taking into account the Proposed IPO and the issuance of the Issued Shares as determined immediately after the pricing of the Proposed IPO on a primary basis (including all of shares to be issued in the Proposed IPO and the Issued Shares but excluding any issued but unexercised stock options and other securities of the Company exercisable for or convertible into the Ordinary Shares).

“Transaction Documents” means this Agreement, the Tag-Along Agreement, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereby.

“Underwriting Agreement” means that certain underwriting agreement, substantially in the form of the Underwriting Agreement attached hereto as Exhibit C, to be entered into by and among the Company, and Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the several Underwriters (the “Underwriters”) named therein, in connection with the Proposed IPO. The form of the Underwriting Agreement attached hereto as Exhibit C shall be replaced with the execution version of the Underwriting Agreement after the full execution thereof.

“United States Dollar”, “U.S. Dollar”, “USD” or “US$” means the U.S. Dollar, the currency of the United States of America.

ARTICLE II

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Purchaser agrees to purchase the Issued Shares. Concurrently with the issuance to the Purchaser of the Issued Shares, the Purchaser shall pay to the Company, as consideration for the Issued Shares, the Purchase Price by wire transfer of same-day funds to the account specified to the Purchaser by the Company.

2.2 Two-Tranche Closing. Notwithstanding any provision herein to the contrary, and only to the extent (a) the Issued Shares Percentage immediately after the pricing of the Proposed IPO would be equal to or greater than 20%, and (b) the KFTC Approval has not been obtained by the Parties by the Closing Date:

(a) Assuming all other closing conditions and Article VI have been fully satisfied (or waived) and upon the terms and subject to conditions set forth herein, the

Company shall on the Closing Date issue and sell, and the Purchaser shall purchase in exchange for its payment to the Company of the First Tranche Issued Shares Price by wire transfer of same-day funds to the account specified to the Purchaser by the Company, the First Tranche Issued Shares; and

(b) the Company shall, within 3 Business Days after the receipt by the Parties of the KFTC Approval, issue and sell, and the Purchaser shall purchase in exchange for its payment to the Company of the Second Tranche Issued Shares Price by wire transfer of same-day funds to the account specified to the Purchaser by the Company, the Second Tranche Issued Shares Price. Notwithstanding anything to the contrary herein, the sale and purchase between the Parties of the Second Tranche Issued Shares shall be on all the terms and conditions of this Agreement applied mutadis mutandis.

2.3 The Closing shall occur at the offices of Paul Hastings or at such other location or remotely by facsimile transmission or other electronic means as the Parties shall mutually agree.

2.4 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a written evidence, to the Purchaser’s reasonable satisfaction, from the Company Transfer Agent, evidencing (i) the issuance of the Issued Shares and (ii) that such Issued Shares are held on the official registry of the Company with the Purchaser as a record holder thereof.

(ii) a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Company Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Issued Shares, (b) attaching a certified true copy of the shareholders’ resolutions approving the allotment and issue of the Issued Shares, (c) attaching and certifying copies of the Company’s Organizational Documents, (d) certifying the good standing of the Company under the laws of Singapore and that there are no Proceedings for the dissolution or liquidation of the Company or any of the Subsidiaries, and (e) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(iii) the certificate referred to in Section 6.1(i);

(iv) a receipt acknowledging the Company’s receipt of the Purchase Price;

(v) the Registration Rights Agreement, duly executed by the Company;

(vi) the Tag-Along Agreement, duly executed by the Major Shareholder; and

(vii) all other documents required to be entered into by the Company pursuant hereto or reasonably requested by the Purchaser to consummate the transactions contemplated by the Transaction Documents.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the certificate referred to in Section 6.2(f);

(ii) the payment of the Purchase Price by wire transfer of same-day funds, as evidenced by an MT103 SWIFT message (or an equivalent thereof);

(iii) the Registration Rights Agreement, duly executed by the Purchaser;

(iv) the Tag-Along Agreement, duly executed by the Purchaser;

(v) the lock up agreement in the form attached hereto as Exhibit D, duly executed by the Purchaser; and

(vi) all other documents required to be entered into by the Purchaser pursuant hereto or reasonably requested by the Company to consummate the transactions contemplated by the Transaction Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the schedules delivered herewith (the “Disclosure Schedules”) and attached hereto as Schedule 3.1, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representations and warranties made in this Section 3.1 to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date:

(a) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the power and authority to own, lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective Organizational Documents. Each of the Company and the Subsidiaries is duly qualified, licensed or admitted to conduct business and is in good standing as a corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified, licensed, admitted or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the corporate or company power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, to which it is party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further consent or action is required by the Company, the Company Board of Directors or the Company’s shareholders in connection therewith. Each Transaction Document, to which it is party has been (or upon delivery will have been) duly authorized and executed by the Company and is, or when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution and delivery by the Company of the Transaction Documents to which it is party do not, and the issuance and sale of the Issued Shares and the consummation by the Company of the transactions contemplated hereby will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s Organizational Documents, (ii) conflict with, constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other binding agreement to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is subject, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental or Regulatory Authority to which the Company or any Subsidiary or any of their properties is subject (including federal, state and foreign securities laws and regulations); except in the case of each of clauses (ii) and (iii), to the extent that such conflict or violation would not have, or reasonably be expected to result in, a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any Consent, give any notice to or make any filing or registration with any Governmental or Regulatory Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 5.5, (ii) the filings with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Issued Shares and the listing of the Issued Shares for trading thereon in the time and manner required thereby, (iv) the filing of a Form D with the Commission and such other filings as are required to be made under applicable state, federal and foreign securities laws, and (v) any consents, waivers, authorizations or orders, notices, filings or registrations the failure of which to obtain would not have, or reasonably be expected to result in, a Material Adverse Effect (collectively, the “Required Approvals”).

(e) Issuance of the Issued Shares. The Issued Shares have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens other than restrictions on transfer imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Issued Shares will be issued in compliance with all applicable federal, state and foreign securities laws.

(f) Representations and Warranties in the Underwriting Agreement. As of the date that the Underwriting Agreement is entered into by the Company and the Underwriters and the Closing Date, the Company hereby makes the same representations and warranties to the Purchaser as the Company shall make to the Underwriters in Sections 1(a), 1(b), 1(c), 1(d), 1(f), 1(g), 1(l), 1(m), 1(n), 1(o), 1(p), 1(q), 1(r), first sentence of 1(s), 1(v), 1(w), 1(x), 1(y), 1(z), 1(aa), 1(bb), 1(cc), 1(dd), 1(ee), 1(ff), 1(gg), 1(hh), 1(jj), 1(kk) and 1(mm) of the Underwriting Agreement (collectively, the “UA Reps”); provided, however, that for purposes of this Agreement, the UA Reps shall not cover, include or otherwise refer to SMP or MKC or any of their respective Subsidiaries, businesses or operations, without regard to the scope of the Underwriting Agreement. For purposes of this Section 3.1(f), each reference in such UA Reps to “this Agreement” shall be deemed to be a reference to this Agreement, other than where appropriate cross references are made to other provisions of the Underwriting Agreement, and the defined terms used in the UA Reps shall have the same meaning as ascribed in the Underwriting Agreement.

(g) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(g) that may be due in connection with the transactions contemplated by the Transaction Documents.

(h) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Issued Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Issued Shares hereunder do not violate or conflict with the rules and regulations of the Trading Market.

(i) Registration Rights. Except as provided in the Transaction Documents or as disclosed in the SEC Filings, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than registrations that are currently effective.

(j) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor, to the Knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Issued Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution and delivery by the Purchaser of this Agreement and the compliance by the Purchaser with all of the provisions of this Agreement, as well as the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, or (ii) conflict with any of the provisions of the Organizational Documents of the Purchaser or (iii) conflict with or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser; except in the case of each of clauses (i) and (iii), to the extent that such conflict or violation would not have, or reasonably be expected to result in, a (A) a material adverse effect on the legality, validity or enforceability of any Transaction Document or (B) a material adverse effect on the Purchaser’s ability to perform on a timely basis its obligations under any Transaction Document.

(c) Investment Intent. The Purchaser understands that the Issued Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Issued Shares as principal for its own account and not with a view to or for distributing or reselling such Issued Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Issued Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons regarding the distribution or resale of such Issued Shares (this representation and warranty not limiting the Purchaser’s right to sell the Issued Shares pursuant to a registration statement covering Issued Shares or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Issued Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Tag-Along Agreement, at all times to sell or otherwise dispose of all or any part of such Issued Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable foreign, federal and state securities laws. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Issued Shares (or any securities which are derivatives thereof) to or through any person or entity.

(d) Purchaser Status. At the time the Purchaser was offered the Issued Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a).

(e) Experience of the Purchaser. The Purchaser, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Issued Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Issued Shares and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. The Purchaser is not purchasing the Issued Shares as a result of any advertisement, article, notice or other communication regarding the Issued Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement

ARTICLE IV

INDEMNIFICATION

4.1 Survival of Representations and Warranties. The representations and warranties of the Parties hereto contained Article III in this Agreement shall survive the Closing a period of twelve (12) months from the Closing Date. Notwithstanding the forgoing, the Fundamental Representations shall survive the Closing for a period of three (3) years from the Closing Date. For the avoidance of doubt, to bring a claim for indemnification under this Agreement, an Indemnified Party need only provide written notice to the Indemnifying Party before the expiration of the applicable survival period, notwithstanding that resolution of such claims for indemnification may occur after expiration of such survival period.

4.2 Indemnification.

(a) The Company agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective successors and permitted assigns, partners, members, shareholders, directors, officers, employees, agents and other representatives (collectively, the “Purchaser Indemnified Parties”) from and against any and all Losses that are actually incurred as a result of (i) any inaccuracy in or breach of any of the representations and warranties made by the Company in Section 3.1 of this Agreement or (ii) any breach of, or failure by the Company to perform any of the Company’s covenants, agreements or other obligations contained in this Agreement.

(b) The Purchaser agrees to indemnify, defend and hold harmless the Company and its Affiliates and their respective successors and permitted assigns, partners, members, shareholders, directors, officers, employees, agents and other representatives (collectively, the “Company Indemnified Parties”, and together with the Purchaser Indemnified Parties, the “Indemnified Parties”) from and against any and all Losses that are actually incurred as a result of any of (i) any inaccuracy in or breach of any of the representations or warranties made by the Purchaser in Section 3.2 in this Agreement or (ii) any breach of, or failure by the Purchaser to perform any of the Purchaser’s covenants, agreements or other obligations contained in this Agreement.

4.3 Limitations on Liability.

(a) For any claims of the Indemnified Parties under Sections 4.2(a)(i) and 4.2(b)(i), as applicable, subject to Section 4.3(b), the Party from whom indemnification is sought (the “Indemnifying Party”) shall not be liable (i) for any individual occurrence, event, circumstance, act or omission where the Loss relating thereto, arising out of or resulting therefrom, is less than US$50,000 (the “Threshold Amount”), (ii) for any Losses unless the aggregate amount of all Losses (excluding any Losses less than the Threshold Amount) of the applicable Indemnified Parties exceeds one percent (1%) of the Purchase Price (the “Aggregate Basket Amount”), in which case the Indemnifying Party shall only be liable for such Losses in excess of the Aggregate Basket Amount, and (iii) for Losses in excess of five percent (5%) of the Purchase Price (the “Indemnity Cap”).

(b) For any claims of the Indemnified Parties under Sections 4.2(a)(ii) or 4.2(b) (ii), as applicable, or any claims for indemnification resulting from or arising out of any breach of the Fundamental Representations, the aggregate amount of liability of the Indemnifying Party under this Agreement shall be limited to one-hundred percent (100%) of the Purchase Price.

(c) No Party shall be liable under this Article IV for any Losses based upon or arising out of any in accuracy in or breach of any of the representations or warranties it makes under this Agreement if the other Party (or an Affiliate thereof) had knowledge of such inaccuracy or breach prior to the Closing.

(d) In calculating the amount of any Losses payable to an Indemnified Party hereunder, the amount of the Losses (i) shall not be duplicative of any other Loss for which an indemnification claim has been made, (ii) shall be computed net of any amounts actually recovered by such Indemnified Party (the “Third Party Indemnification Amount”) under any other indemnification agreements, understanding or similar arrangements other than this Agreement with respect to such Losses (net of any costs and expenses incurred in obtaining such recovery), and (iii) shall be computed net of any amounts actually recovered by such Indemnified Party under any insurance policy with respect to such Losses (net of any costs and expenses incurred in obtaining such insurance proceeds). If the Indemnifying Party pays an Indemnified Party for a claim and subsequently insurance proceeds or the Third Party Indemnification Amount, as the case may be, in respect of such claim is collected by such Indemnified Party, then such Indemnified Party promptly shall remit the insurance proceeds (net of any costs and expenses incurred in obtaining such insurance proceeds) or the Third Party Indemnification Amount, as the case may be, up to the amount paid by the Indemnifying Party to such Indemnified Party.

4.4 Claims for Indemnification.

(a) Third-Party Claims. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party shall be made in accordance with the following procedures. An Indemnified Party shall give prompt written notification (not more than 30 days after becoming aware of any third party claim) to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party; provided that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party has been materially prejudiced thereby. Such notification shall include a description in reasonable detail, to the extent known or on hand at the time, of the facts constituting the basis for such third-party claim, all relevant documentation with respect to such third-party claim (including any summons, complaint, pleading, written demand or other document or instrument) and the amount of the Losses claimed. At any time after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim by acknowledging without qualification its indemnification obligations as provided in this Article IV in writing to the Indemnified Party and assuming all liability for such claim for indemnification (without any reservation of rights). If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense at the reasonable expense of the Indemnifying Party. The Party not controlling such defense may participate therein at its own expense. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall have the right to settle such action, suit, proceeding or claim; provided, however, (i) the Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), and (ii) the Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement does not impose injunctive or equitable relief on the Indemnified Party or its Affiliates and includes a complete release of the Indemnified Party and its Affiliates without prejudice.

(b) Procedure for Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article IV which does not involve a third-party claim shall deliver to the Indemnifying Party a notification in accordance with Section 7.4. Except to the extent otherwise expressly stated in a written notice, if any, delivered by the Indemnifying Party within thirty (30) days following receipt of the notification, the Indemnifying Party shall be deemed to have not contested that the Indemnified Party is entitled to receive any portion or all of the Losses claimed in such notification or is otherwise entitled to indemnification with respect to the matter described in the notice. If the Dispute relating to such notification is not resolved within 90 days following the delivery of the notification, the Indemnifying Party and the Indemnified Party shall each have the right to submit such Dispute in accordance with the provisions of Section 7.8.

4.5 Sole and Exclusive Remedy. From and after the Closing, except with respect to claims for equitable relief, including, without limitation, specific performance, made with respect to breaches of any covenant or agreement contained in this Agreement, the rights provided to the Parties under this Article IV shall be the sole and exclusive remedies of the Indemnified Parties with respect to claims under this Agreement or otherwise relating to the transactions contemplated hereby.

4.6 Specific Performance. In the event of a breach by the Company or by the Purchaser of any of their obligations under this Agreement and notwithstanding the provisions of this Article IV and Section 7.8, the Company or the Purchaser, as the case may be, will be entitled to specific performance of its rights, injunctive relief and other equitable remedies under this Agreement. The Parties hereof agree that monetary damages would not provide adequate compensation for any Losses incurred by reason of a breach by any Party of any of the provisions of this Agreement and hereby further agree, in the event of any action for specific performance, injunctive relief or other equitable remedies in respect of such breach, to waive and not assert the defense that a remedy at law would be adequate.

ARTICLE V

OTHER AGREEMENTS OF THE PARTIES

5.1 Legends; Transferability.

(a) The Purchaser agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Issued Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR

PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(b) Certificates evidencing the Issued Shares shall not contain any legend (including the legend set forth in Section 5.1(a)), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Issued Shares pursuant to Rule 144, (iii) if such Issued Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Issued Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that following such time as such legend is no longer required under this Section 5.1(b), it will, as soon as reasonably practicable but in no event later than seven (7) Business Days following the delivery by the Purchaser to the Company or the Company Transfer Agent of a certificate representing the Issued Shares issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. Any fees associated with the issuance of an opinion or the removal of legends pursuant to this Section 5.1(b) shall be borne by the Company. The Company may not make any notation on its records or give instructions to the Company Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.1. Certificates for the Issued Shares subject to legend removal hereunder shall be transmitted by the Company Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with The Depository Trust Company as directed by the Purchaser.

5.2 Acknowledgment. The Company acknowledges that its obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

5.3 Furnishing of Information; Public Information. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Ordinary Shares held by the Purchaser to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(i) make and keep current public information available, as those terms are understood and defined in Rule 144, at all times;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) so long as the Purchaser owns any Ordinary Shares acquired under this Agreement, furnish to the Purchaser forthwith upon written request (which request may only be made once during any twelve (12) month period) a written statement by the Company as to its compliance with the reporting requirements of Rule 144.

5.4 Integration. The Company shall not sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Issued Shares to the Purchaser in a manner that would require the registration under the Securities Act of the sale of the Issued Shares to the Purchaser or that would be integrated with the offer or sale of the Issued Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.5 Securities Laws Disclosure; Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, conditioned or delayed, except if such disclosure is required by law, in which case the disclosing Party shall promptly provide the other Party with prior written notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission, any Governmental or Regulatory Authority or Trading Market, without the prior written consent of the Purchaser, except: (a) the registration statement contemplated by the Proposed IPO; (b) as required by federal securities law in connection with (i) any registration statement contemplated by the Proposed IPO or the Registration Rights Agreement, and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission, and (c) to the extent such disclosure is required by Law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this clause (c).

5.6 Issuance of Securities. Prior to the Closing, except in connection with the Proposed IPO, neither the Company nor any Person acting on its behalf shall (a) issue, offer, sell, pledge, contract to sell or otherwise dispose of or grant options, issue warrants or offer rights entitling persons to subscribe for or purchase any interest in, or any securities convertible into, exchangeable for or which carry rights to subscribe for or purchase, any Ordinary Shares or securities of the same class as the Ordinary Shares or other instruments representing interests in the Ordinary Shares or other securities of the same class as them, (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of the Ordinary Shares, whether any such transaction of the kind described in (a) or (b) is to be settled by delivery of the Ordinary Shares or other securities, in cash or otherwise or (c) announce or otherwise make public an intention to do any of the foregoing; provided, however, that this Section 5.6 shall not limit the Company’s ability to issue, offer, sell, pledge, contract to sell or otherwise dispose of or grant options or offer rights entitling persons to subscribe for or purchase any interest in, or any securities convertible into, exchangeable for or which carry rights to subscribe for or purchase, any Ordinary Shares or securities of the same class as the Ordinary Shares or other instruments representing interests in the Ordinary Shares or other securities of the same class to officers, employees and directors of the Company.

5.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Issued Shares under the Transaction Documents or under any other agreement between the Company and the Purchaser.

5.8 Jurisdictional Securities Filings. The Company shall use reasonable best efforts to timely make all such filings with any Governmental or Regulatory Authority that are required to be made by the Company under applicable state, federal, foreign and other jurisdictional securities laws to issue the Issued Shares, and the Company shall provide evidence of such actions promptly upon request of the Purchaser.

5.9 Certified Copy of the Account Statement Regarding the Issued Shares. The Company shall deliver, or cause to be delivered, within five (5) Business Days of the Closing Date, a certified copy of the account statement from the Company Transfer Agent evidencing that the Purchaser is the record holder of the Issued Shares.

5.10 Consents. The Company hereby agrees to use reasonable best efforts to obtain the Required Approvals.

5.11 Listing of Ordinary Shares. After the listing of the Ordinary Shares on a Trading Market, the Company shall use commercially reasonable efforts to continue the listing or quotation and trading of its Ordinary Shares on a Trading Market and to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market, if and to the extent that the Company is able to satisfy the listing standards of the applicable Trading Market.

5.12 Notifications. At all times prior to the Closing, the Company shall notify the Purchaser in writing of any condition or occurrence that would or may result in the failure of any of the conditions contained in Section 6.1 to be satisfied, promptly upon becoming aware of the same.

5.13 Execution of Ancillary Agreements. At or prior to the Closing, (a) the Parties shall enter into the Registration Rights Agreement, and (b) the Company shall procure for the Major Shareholder to enter into, and the Purchaser shall enter into, the Tag-Along Agreement.

5.14 Lock-Up. The Purchaser agrees that, without the Company’s prior written consent, the Purchaser will not, for a period commencing on the date hereof and ending 180 days after the date hereof (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into, exercisable for, or exchangeable for the Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares (each of the transactions described in clauses (1) and (2), a “Disposition”), whether any such Disposition is to be settled by delivery of the Ordinary Shares or such other securities, in cash or otherwise; provided, however, that, each time and at the same time the Underwriters give written consent to the Major Shareholder allowing any Disposition by the Major Shareholder during the Lock-Up Period pursuant to the lock-agreement by and between the Major Shareholder and the Underwriters, the covenant in this Section 5.14 shall be deemed to have been automatically waived and the Purchaser shall be allowed to engage in a Disposition without any written consent from the Company, with such Disposition being on a pro rata basis with the Major Shareholder, based on the number of total outstanding Ordinary Shares at such time; provided, further, that such waiver and permissible Disposition shall be limited solely to the extent of allowing the Purchaser to participate in the Disposition transaction by the Major Shareholder. Without limiting the foregoing, the Purchaser shall, upon request, execute and deliver to the Company and the Underwriters, the lock-up agreement substantially in the form attached hereto as EXHIBIT D.

5.15 Termination of Covenants. The covenants set forth in Sections 5.3, 5.5and 5.11 shall terminate upon a Change of Control.

ARTICLE VI

CONDITIONS PRECEDENT TO CLOSING

6.1 Conditions Precedent to the Obligations of the Purchaser to Purchase the Issued Shares. The obligation of the Purchaser to acquire the Issued Shares at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental or Regulatory Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) No Suspensions of Trading. No Ordinary Shares including, for the avoidance of doubt, the Issued Shares shall have been suspended, as of the Closing Date, by the Commission or the Company’s principal Trading Market from trading on the Company’s principal Trading Market, nor shall such suspension by the Commission or the Company’s principal Trading Market have been threatened, as of the Closing Date, either (i) in writing by the Commission or the principal Trading Market, or (ii) by falling below the minimum listing maintenance requirements of the principal Trading Market.

(e) No Material Adverse Change. There shall not have occurred since the date of this Agreement any change, effect, event, condition or circumstance that has had or is reasonably expected to result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries (taken as a whole), but excluding (A) actions contemplated by the Parties in connection with this Agreement, (B) the announcement or performance of this Agreement or the transactions contemplated by this Agreement, (C) any change in accounting requirements or principles or any change in applicable laws or the interpretation thereof occurring after the date of this Agreement, (D) national or international political or social conditions, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, in each case so long as the Company is not disproportionately affected thereby, and (E) factors affecting the industry or specific markets in which the Company competes, so long as the Company is not disproportionately affected thereby.

(f) Sale of shares of SMP. The sale by the Purchaser to the Major Shareholder of 35% of the issued and outstanding shares of SMP, as contemplated by the Share Purchase Agreement for the Sale and Purchase of Shares of SMP Ltd., entered into by and between the Purchaser and the Major Shareholder on the date hereof, shall have been consummated.

(g) Proposed IPO. The Proposed IPO shall have been consummated.

(h) Company Deliverables. The Company shall have delivered the items set forth in Section 2.4(a).

(i) Company Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 6.1(a) and 6.1(b).

(j) No Litigation. There shall not be pending or threatened any Proceeding seeking to restrain or prohibit or make materially more costly the consummation of the transactions contemplated by this Agreement.

(k) Termination. This Agreement shall not have been terminated in accordance with Section 7.1.

6.2 Conditions Precedent to the Obligations of the Company to sell the Issued Shares. The Company’s obligation to sell and issue the Issued Shares at the Closing to the Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental or Regulatory Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Proposed IPO. The Proposed IPO shall have been consummated.

(e) Purchaser Deliverables. The Purchaser shall have delivered the items set forth in with Section 2.4(b).

(f) Purchaser Compliance Certificate. The Purchaser shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 6.2(a) and 6.2(b).

(g) Termination. This Agreement shall not have been terminated in accordance with Section 7.1.

ARTICLE VII

MISCELLANEOUS

7.1 Termination.

(a) This Agreement may be terminated at any time prior to the Closing (i) by written agreement of the Company and the Purchaser, (ii) by (x) the Purchaser by written notice to the Company if the Purchaser is not then in material breach of any provision of this Agreement and there has been a material breach of any representation, warranty, covenant or agreement made by the Company; or (y) the Company by written notice to the Purchaser if the Company is not then in material breach of any provision of this Agreement and there has been a material breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement, and in the case of either (x) or (y) above, such breach cannot be cured, or has not been cured, by the breaching Party within twenty (20) Business Days following the receipt by the breaching Party of the non-breaching Party’s notice thereof, or (iii) by the Purchaser by written notice to the Company if the Closing has not been consummated at or before 5:00 p.m. (New York time) on September 30, 2014; provided, however, that such termination will not affect the right of any Party to seek any and all remedies for any Losses incurred as a result of any breach by the other Party or Parties and that the provisions set forth under Article IV (Indemnification) and this Article VII (Miscellaneous) shall survive the termination of this Agreement and continue to be in effect.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or waived unless the same shall be in writing and signed by the Company and the Purchaser.

7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 7.4 prior to 5:30 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 7.4 on a day that is not a Business Day or later than 5:30 p.m. (New York time) on any Business Day, (c) the fourth (4th) Business Day following the date of mailing, if sent by internationally recognized express courier service, and (d) upon actual receipt by the Party to whom such notice is required to be given. The addresses for such notices and communications shall be as follows:

If to the Company:

SunEdison Semiconductor Pte. Ltd.

c/o SunEdison, Inc.

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

Attention: General Counsel

Facsimile no.: +1 (866) 773-0793

E-mail address: MTruong@sunedison.com

with a mandatory copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, Illinois 60654

Attention: Dennis M. Myers, P.C.

Facsimile no.: +1 (312) 862-2200

E-mail address: dennis.myers@kirkland.com

If to the Purchaser:

Samsung Fine Chemicals Co., Ltd.

Samsung Fine Chemicals R&D Bldg., 130 Samsung-ro

Yeongtong-gu, Suwon-si, Gyeonggi-do 443-803, Korea

Attention: Danny YongWook Han, Vice President

Facsimile no.: +82 (31) 8061-3147

E-mail address: danny.han@samsung.com

with a mandatory copy to (which copy shall not constitute notice):

Paul Hastings LLP

33th fl., West Tower, Mirae Asset Center 1 Building

26 Eulji-ro 5-gil, Jung-gu, Seoul 100-210, Korea

Attention: Daniel Sae Chin Kim

Facsimile no.: +82 (2) 6321-3902

E-mail address: danielkim@paulhastings.com

The addresses, facsimile numbers and e-mail addresses specified in this Section 7.4 may be changed by a Party hereto by delivering notice to the Purchaser, in the case of a change by the Company, and to the Company, in the case of a change by the Purchaser, in each case in accordance with the terms hereof, which change will be effective on the later of the date set forth in such notice or ten (10) days after such notice is deemed given hereunder.

7.5 Successors and Assigns. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement.

7.6 Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each Party and delivered to each of other Parties, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

7.7 Governing Law; Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents and the relationship of the Parties shall be governed by and construed and enforced in accordance with the Laws of the State of New York, without regard to the principles of conflicts of law thereof.

7.8 Arbitration. In case any Dispute shall arise between the Parties , such Dispute shall be submitted to a single arbitrator to be appointed by the Parties or, failing agreement within 14 working days after either Party has given to the other Party a written request to concur in the appointment of an arbitrator, a single arbitrator to be appointed on the request of either Party by the Chairman for the time being of the UNCITRAL and such submission shall be a submission to arbitration in accordance with UNCITRAL Arbitration Rules 2010 as presently in force by which the Parties agree to be so bound. The place of arbitration shall be Hong Kong and the arbitration shall be conducted wholly in the English language. Any award of the arbitrators: (A) shall be in writing; and (B) shall state the reasons upon which such award is based. The arbitrators shall have authority to award legal and other fees or any other damages measured by the prevailing Party’s actual damages, but the arbitrators may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any Party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the Dispute, controversy or claim is otherwise resolved. Any Party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the Dispute, controversy or claim is otherwise resolved. Once any Dispute has been submitted to arbitration proceedings pursuant to Section 7.8, such Dispute shall be resolved in a confidential manner. No Party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other Party in the arbitration proceedings or about the results of the proceeding except as may be required by a Governmental or Regulatory Authority or as required in a court action in aid of arbitration or for enforcement of this arbitration agreement or an arbitral award. Notwithstanding the foregoing, in addition to the right of the Parties to arbitrate Disputes pursuant to this Section 7.8, each Party further acknowledges and agrees that in the event of a breach or threatened breach of the other Party’s covenants or agreements, the non-breaching Party shall be entitled to (i) a decree or order of specific performance and/or mandamus to enforce the observance and performance of such covenant or agreement and (ii) an injunction restraining such breach or threatened breach. Neither the non-breaching Party nor any of its Affiliates shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

7.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.10 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars. All amounts owing under this Agreement are in United States Dollars. All amounts denominated in other currencies shall be converted into the United States Dollar equivalent amount in accordance with the applicable exchange rate in effect on the date of calculation.

7.11 Fees and Expenses. Except as otherwise provided in this Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that if any action at Law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall pay all Company Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Issued Shares to the Purchaser.

7.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by the other party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

7.13 Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder as of the Closing, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

7.14 Further Assurances. At or after the Closing, and without further consideration, the Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby, to evidence the fulfillment of the agreements herein contained and to give practical effect to the intention of the Parties under this Agreement.

7.15 Replacement of Shares. If any certificate or instrument evidencing any Issued Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (including customary indemnity reasonably acceptable to the Company). The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity reasonably acceptable to the Company) associated with the issuance of such replacement Issued Shares.

7.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law, state, federal or foreign law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

SUNEDISON SEMICONDUCTOR PTE. LTD.

By:	/s/ Shaker Sadasivam
Name:	Shaker Sadasivam
Title:	President

[Signature Page to SSL Share Purchase Agreement]

PURCHASER:

SAMSUNG FINE CHEMICALS CO., LTD.

By:	/s/ In Hee Sung
Name:	In Hee Sung
Title:	President & CEO

[Signature Page to SSL Share Purchase Agreement]

SCHEDULE 1.1

SUBSIDIARIES

SCHEDULE 3.1

DISCLOSURE SCHEDULES

None.

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

TAG-ALONG AGREEMENT

EXHIBIT C

UNDERWRITING AGREEMENT

EXHIBIT D

LOCK-UP AGREEMENT